EXHIBIT 23.01

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 27, 1995 included in Franchise Finance Corporation of America's Form 10-K for the year ended December 31, 1994, and to all references to our firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP


Phoenix, Arizona
October 13, 1995